As filed with the Securities and Exchange Commission on March 28, 2013

Registration No. 333-117191

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-117191

UNDER THE SECURITIES ACT OF 1933

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OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization) 600 South Main Street, North Canton, Ohio (Address of Principal Executive Offices	34-1903890 (I.R.S. Employer Identification No.) 44270 (Zip Code)

Ohio Legacy Corp Omnibus Stock Option, Stock

Ownership and Long Term Incentive Plan

(Full title of the plan)

Rick L. Hull Ohio Legacy Corp 600 South Main Street North Canton, Ohio 44720 (Name and address of agent for service)	Copy to: Glenn E. Morrical Tucker Ellis LLP 925 Euclid Avenue Suite 1150 Cleveland, Ohio 44115

(330) 244-2985

(Telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

Termination of Registration

This Post-Effective Amendment relates to the following Registration Statement on Form S-8 filed by Ohio Legacy Corp. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-117191 with respect to the Ohio Legacy Corp. Omnibus Stock Option, Stock Ownership and Long Tem Incentive Plan (The “Omnibus Plan”);

The Registrant is eligible to deregister its Common Shares under section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and to suspend reporting under section 15(d) of the Exchange Act and intends to File Form 15 in order to effect that deregistration and suspension of reporting. This Post-Effective Amendment is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Canton, State of Ohio, on March 26, 2013.

OHIO LEGACY CORP

By:	/s/ Rick L. Hul
Rick L. Hul President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on March 28, 2013.

Signature /s/ Rick L. Hull Rick L. Hull	Title President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Jane Marsh Jane Marsh	Senior Vice President, Chief Financial Officer and Treasurer (Principal) Financial Officer and Principal Accounting Officer)
* Wilbur R. Roat	Chairman of the Board and Director
* Louis M. Altman	Director
* Bruce A. Cassidy, Sr.	Director
* Brian C. Layman	Director
/s/ Denise M. Penz Denise M. Penz	Director

* James P. Tressel	Director

* Francis P. Wenthur	Director
* David B. Wurster	Director

*The above-named directors of the Registrant sign these Post-Effective Amendments to these Registration Statements by Rick L. Hull, their attorney-in-fact, pursuant to the Power of Attorney signed by each of the above-named directors, which Power of Attorney is filed as an exhibit hereto.

By: /s/ Rick L. Hull

      Rick L. Hull, Attorney-in-Fact